CPS

Renewable Unsecured Subordinated Note Subscription Agreement

To purchase a renewable unsecured subordinated note(s), please complete both sides of this form and write a check made payable to **Consumer Portfolio Services, Inc.** Mail this form, your check and any other documents requested below in the enclosed postage-prepaid business reply envelope. If you use your own envelope, please mail your investment to: **Consumer Portfolio Services, Inc., PO Box 5474, Hopkins, MN 55343.** If you have any questions, please call **888-776-1887.**

NOTE PURCHASE AMOUNT (minimum principal amount $1,000 per note)

Note Term	Principal Amount	INTEREST PAYMENT SCHEDULE (please select one for each note) Monthly*	Quarterly	Semi-Annually	Annually	Maturity
Three Month	$.	☐	☐	N/A	N/A	☐
Six Month	$.	☐	☐	☐	N/A	☐
One Year	$.	☐	☐	☐	☐	☐
Two Year	$.	☐	☐	☐	☐	☐
Three Year	$.	☐	☐	☐	☐	☐
Four Year	$.	☐	☐	☐	☐	☐
Five Year	$.	☐	☐	☐	☐	☐
Ten Year	$.	☐	☐	☐	☐	☐
TOTAL	$.	*Monthly interest payment date (e.g. 1st, 15th, etc.)				

Form of Ownership (please select one)

- ☐ **Individual Investor** (with optional beneficiary)
- ☐ **Joint Tenants with Right of Survivorship**
- ☐ **Custodian for a Minor**
- ☐ **Other** IRA, SEP, 401(k), 403(b), Keogh, trust, corporation, partnership, etc.
  (Please include with this form a trust resolution or the appropriate corporation or partnership documents authorizing you to make this investment.)

Note Purchaser (please circle one)
Full Name of Individual Investor/First Joint Tenant/Minor/Entity/Administrator/Trustee

First Name ____ Middle Name ____ Last Name ____ Social Security Number/Tax ID Number ____ Date of Birth (if applicable) / /

Full Name of Beneficiary/Second Joint Tenant/Custodian/Transfer on Death (please circle one if applicable)

First Name ____ Middle Name ____ Last Name ____ Social Security Number/Tax ID Number ____ Date of Birth (not required for custodians) / /

Primary Address (Original correspondence will be sent to this address.)

Individual Investor, IRA Administrator, Trustee, Custodian, Partnership, etc.
Address
City ____ State ____ Zip
Daytime Phone (Include Area Code) ____ E-mail Address

Secondary Address (Optional—copies of correspondence will be sent to this address.)

Beneficiary, IRA Owner, Joint Tenant, Partner, etc.
Address
City ____ State ____ Zip
Daytime Phone (Include Area Code) ____ E-mail Address

Direct Deposit CPS will electronically deposit your principal and interest payments directly into the account listed in the Direct Deposit section on the reverse side of this form. Please complete and sign the reverse side of this form for automatic deposit to either your checking or savings account.

Password When you call about your investment, you may be asked to verify your identification by answering the following question.

What is your mother's maiden name? ____

CERTIFICATION *Under penalties of perjury, I hereby declare and certify that: (i) I am a bona fide resident of the state listed in the primary mailing address; (ii) I have received and read the prospectus provided by Consumer Portfolio Services, Inc. and understand the risks related to the notes and to the company; (iii) Neither Consumer Portfolio Services, Inc. its affiliates or agents have recommended this investment to me or given me investment, legal or tax advice regarding the notes or the company's creditworthiness; (iv) I have independently determined that this investment is suitable for me without relying on such advice from Consumer Portfolio Services, Inc., its affiliates or agents.; (v) the notes are illiquid due to significant transfer restrictions and the lack of a secondary market; (vi) the notes are obligations of Consumer Portfolio Services, Inc. only, they are not bank certificates of deposit and they are not guaranteed or insured by the FDIC or any other entity; (vii) I risk the loss of my entire principal amount and all accrued but unpaid interest when purchasing the notes and have the financial ability to withstand these losses; (viii) I am purchasing the notes to fulfill my investment objective of earning current taxable interest income; (ix) the social security number or tax identification number listed above is correct; and (x) I am not subject to backup withholding, either because the Internal Revenue Service has not notified me that I am subject to backup withholding as a result of a failure to report all interest or dividends or I have been notified that I am no longer subject to backup withholding. I understand that my purchase offer is subject to the terms contained in the prospectus and to state securities regulations, may be rejected in whole or in part and will not become effective until accepted by Consumer Portfolio Services, Inc.*

SIGN HERE

Signature of Individual Investor/First Joint Tenant/Custodian/Authorized Person ____ Date

Signature of Second Joint Tenant (if applicable) ____ Date

SIGN HERE

(Please complete reverse side)

Office Use Only ACTP________ ACTP________ DATE________